ArrowMark Financial Corp. 8-K

Exhibit 5.1

Troutman Pepper Locke LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103 troutman.com

January 22, 2026

ArrowMark Financial Corp. 100 Fillmore Street, Suite 325 Denver, Colorado 80206

Re: ArrowMark Financial Corp.

Ladies and Gentlemen:

We have acted as counsel to ArrowMark Financial Corp., a corporation formed under the laws of the State of Delaware (the “Company”), in connection with (i) the Company’s Registration Statement on Form N-2 (File Nos. 811-22853 and 333-281004) (the “Registration Statement”), originally filed on July 24, 2024 by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on February 18, 2025, relating to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (a) shares of common stock of the Company (“Common Stock”), par value $0.001 per share, and (b) subscription rights to subscribe for shares of Common Stock, and the accompanying prospectus effective February 18, 2025 (the “Prospectus”) and (ii) the offering of rights to subscribe for up to 2,604,156 shares of Common Stock (the “Subscription Rights”) as described in the prospectus supplement dated January 22, 2026 (together with the Prospectus, the “Final Prospectus”) pursuant to the terms described therein.

This opinion is being furnished in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and by-laws of the Company, each as amended and/or restated to date; (ii) the Registration Statement and all exhibits thereto, (iii) the Final Prospectus, (iv) certain corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, (v) a form of subscription certificate evidencing the Subscription Rights (the “Subscription Certificate”), filed as an exhibit to the Fund’s Current Report on Form 8-K, filed as of the date hereof, and (v) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

We are, in this opinion, opining only on the General Corporation Law of the State of Delaware (the “DGCL”). We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws). Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

1.	The Common Stock, when (a) duly issued and sold by the Fund in accordance with the upon exercise of Subscription Rights as contemplated by the Registration Statement and the Final Prospectus and (b) delivered to the purchaser(s) thereof against payment therefor as the Board of Directors may lawfully determine, will be validly issued, fully paid and nonassessable.

2.	The Subscription Rights, when duly issued in accordance with the Registration Statement and the Final Prospectus and the provisions of an applicable subscription certificate and any applicable and valid and binding subscription agreement, will be validly issued.

This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement and any amendments thereto and with respect to our name wherever it appears in the Registration Statement and the Final Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ TROUTMAN PEPPER LOCKE LLP

TROUTMAN PEPPER LOCKE LLP

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